                                                                       EXHIBIT 1

                                  BILL OF SALE

         THIS BILL OF SALE is dated on or as of the 11th day of March, 2002, by and between JAMES E. ERNST ("Buyer") and CROWN GROUP, INC. ("Seller").

                              W I T N E S S E T H:

         WHEREAS, Seller desires to sell, and Buyer desires to purchase, 6,857,907 shares of Common Stock, $0.01 par value, of SMART CHOICE AUTOMOTIVE GROUP, INC., a Florida corporation, evidenced by Certificate Number SC1264 (the "Stock"), for and in consideration of the payment by Buyer of the aggregate sale price of $100.00, such aggregate sale price to be paid in cash.

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Seller hereby grants, sells, assigns, and transfers to Buyer the Stock, and in consideration thereof, Buyer has paid to Seller $100.00 by check.

         2.       Seller represents and warrants to Buyer that:

                  a. Seller is the record and beneficial owner and holder of the Stock, all of which is duly authorized, validly issued, fully paid and nonassessable, and Seller holds the Stock free and clear of all liens, encumbrances, options, charges and assessments, except for the Smart Choice Stock Option, as such term is defined in the Settlement Agreement dated as of the 8th day of November, 2001, by and between Seller and Finova Capital Corporation;

                  b. Seller has full lawful power, authority and right to sell, assign, transfer and deliver the Stock as provided herein; and

                  c. Seller will at all times execute or cause to be executed all lawful instruments necessary and proper to establish and perfect the ownership of Buyer in and to the Stock.

         IN WITNESS WHEREOF, the parties have executed this Bill of Sale on or as of the day and year first written above.

                                       BUYER:



                                       /s/ James E. Ernst
                                       ----------------------------------------
                                       James E. Ernst

                                       SELLER:

                                       CROWN GROUP, INC., a Texas corporation



                                       By: /s/ T.J. Falgout, III
                                          -------------------------------------
                                          T.J. Falgout, III, Executive Vice
                                          President and General Counsel